UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to 13 OR 15(D)
of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 29, 2014

USmart Mobile Device Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-50140	16-1642709
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

Room 1703, 17/F, Tower 1
Enterprise Square, 9 Sheung Yuet Road
Kowloon Bay, Kowloon, Hong Kong

(Address of principal executive offices) (Zip Code)

011-852- 2799-1996
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

On September 26, 2014, USmart Mobile Device Inc. (the “Company”), entered into an Agreement of Sale and Purchase (the “SPA”), pursuant to which it sold to Targa Electronics Company Limited (“Targa” or the “Purchaser”) all of the equity interest held in ACL International Holdings Limited (“ACL Holdings”), a Hong Kong incorporated company wholly owned by the Company (the “Disposal”).

No prior material relationship existed between the Purchaser and the Company, any of its affiliates, or any of its directors or officers. Pursuant to the SPA, the purchase consideration to be received by the Company for the Shares is approximately US$129 (HK$1,000) in the aggregate (the “purchase consideration”).  The purchase consideration is receivable in cash in full after the completion of the Disposal.

On September 30, 2014, pursuant to the SPA, the Company, completed the Disposal and, as a result, no longer holds any equity interest in ACL Holdings.

 After the Disposal, the Company is expected to improve the liquidity position of the Company and will maintain trading operation in mobile device in a moderate size and will also seek for acquisition of other business opportunity.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

USmart Mobile Device Inc.

By:	/s/ Philip Lo
Philip Lo
Chief Financial Officer

Date: September 29, 2014